Exhibit 10.20

October 1, 2014

Matt Hanson

Managing Director

Sierra Global, LLC

Hunkins Waterfront Plaza, Suite 556

Main Street, Charlestown

St. Kitts and Nevis

Dear Sir:

Please be advised that Exhibit A (“Software Modules License Fees”) attached to the Software License and Services Agreement between us dated November 23, 2013 is hereby amended as follows:

2014 Update Software Fee	US$500,000.00

If our understanding of this amendment is correct, please indicate by signing in the space provided below.

MyEcheck, Inc.	Sierra Global, LLC
By: Ed Starrs	By: Matt Hanson

/S/ Edward R. Starrs	/s/ Matt Hanson
Its: CEO	Its: Managing Director
Dated: October 1, 2014	Dated: October 1, 2014